UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 23, 2010.

Duckwall-ALCO Stores, Inc.
(Exact name of registrant as specified in its charter)

Kansas	0-20269	48-0201080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Cottage
Abilene, Kansas 67410-2832
 (Address of principal executive offices) (Zip Code)

(785) 263-3350
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 23, 2010, the Board of Directors of Duckwall-ALCO Stores, Inc. (the “Company”) elected Richard E. Wilson to the Board of Directors, effective that day. The Board of Directors unanimously approved of the election of Mr. Wilson to the Board of Directors. The committees of the Board of Directors to which Mr. Wilson will be named have not been determined at this time.  Mr. Wilson is the current President-Chief Executive Officer of the Company and has an employment agreement with the Company under which he is paid a salary of $450,000 (the “Employment Agreement”). Also pursuant to his employment, Mr. Wilson and the Company entered into a Stock Option Agreement effective as of February 22, 2010 in which Mr. Wilson was awarded 100,000 shares of the Company’s common stock at an exercise price of $14.34 per share (the “Stock Option Agreement”). The Employment Agreement and Stock Option Agreement are discussed in detail and attached as an exhibit to an 8-K filed by the Company on February 25, 2010, which 8-K and its exhibits are incorporated herein by reference.

There are no arrangements or understandings between Mr. Wilson and any other person pursuant to which he was elected as a director.  Except for Mr. Wilson’s Employment Agreement and Stock Option Agreement stated above, since February 2, 2009, Mr. Wilson nor any immediate family member of Mr. Wilson has been a party to any transaction or currently proposed transaction in which the Company was or is a participant and the amount exceeds $120,000, and in which Mr. Wilson or any immediate family member had or will have a direct or indirect material interest.

Item 7.01.  Regulation FD Disclosure.

The information set forth in Item 5.02 is incorporated herein by reference, in its entirety, into this Item 7.01. On July 27, 2010, the Company issued a press release attached as Exhibit 99.1, incorporated into this Item 7.01 by reference, announcing the election of Mr. Wilson to the Company’s Board of Directors.

Item 9.01.  Financial Statements and Exhibits

(d)           Exhibits.

Exhibit
Number                      Description

99.1	Press Release dated July 27, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 27, 2010	DUCKWALL-ALCO STORES, INC. By: /s/ Richard E. Wilson Richard E. Wilson President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit
Number                      Description

99.1	Press Release dated July 27, 2010